EXHIBIT 10.84

LOAN AND SECURITY AGREEMENT#: 0504010-005

MERRILL LYNCH CAPITAL, A DIVISION OF

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

EXHIBIT NO. 1

PROMISSORY NOTE NO. 005

$1,354,146.46	Chicago, Illinois
October 8th, 2004

FOR VALUE RECEIVED, WINCUP HOLDINGS, INC. (the “Borrower”) hereby promises to pay to the order of MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. (“Lender”) in lawful money of the United States of America and in immediately available funds the principal amount of $1,354,146.46, or so much thereof as may then be advanced and outstanding hereunder (the total of all such advances outstanding at the time of determination being hereinafter referred to as the “Principal Sum”), together with interest on the Principal Sum outstanding from time to time at the Interest Rate. Interest shall be computed on the basis of a 360-day year, 30 day month.

As used herein, “Interest Rate” shall mean 7.5780 percent per annum.

This Note dated as of October 8th, 2004 is issued pursuant to a Loan and Security Agreement dated as of June 24th, 2004 (the “Agreement”), between the Borrower and Lender. Capitalized terms used herein without definition shall have the meaning given them in the Agreement.

Principal and interest due hereunder shall be payable as follows:

(a) Interest only shall be payable on the Principal Sum for the period from the date of execution of this Note to November 1st, 2004; payable on November 1st, 2004; at the Interest Rate.

(b) Sixty (60) consecutive monthly installments of principal and interest, each in the principal amount of $27,184.54 payable in arrears on the first day of each calendar month during the term hereof with the first payment due December 1st, 2004.

(c) Interest on any overdue payment shall be due and payable at the rate of the Interest Rate plus two (2) percent per annum until paid (the “Late Charge Rate”).

This Note may not be prepaid prior to November 1st, 2005. Thereafter, this Note may be prepaid by Borrower in whole on an installment due date, after giving thirty (30) days’ prior written notice to Lender of its intention to make such prepayment, by paying, in addition to such prepayment, all interest accrued to the date of such payment accompanied by a Prepayment Premium. The Prepayment Premium shall be calculated as the following specified percentage of the Principal Sum:

LOAN AND SECURITY AGREEMENT#: 0504010-005

Prepayment On Installment Number	Percentage
13-24	3.0%
25-36	2.0%
37-48	0.5%
Thereafter	0.0%

In the event of the declaration by Lender of a Default under the Agreement, then this Note shall be in default and the balance of the principal sum then due hereunder, together with all accrued interest thereon, immediately shall become due and payable without further notice, such further notice being expressly waived, and the Borrower shall be liable to the holder hereof for reasonable attorney’s fees and costs of suit.

The Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

The remedies of Lender as provided herein and in the Agreement shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

It is the intention of the parties hereto to comply with the applicable usury laws. Accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Note or the Agreement, in no event shall this Note or the Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or the Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or the Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event: (a) the provisions of this paragraph shall govern and control, (b) neither the Borrower nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall either be applied as a credit against the then unpaid principal balance or refunded to the Borrower, at the option of Lender, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or the Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Borrower or otherwise by Lender in connection with such Obligations; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lender to receive a greater interest per annum rate than is presently allowed by law, the Borrower agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest rate per annum allowed by the amended state law or the law of the United States of America (but not in excess of the Interest Rate provided for herein).

THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND LENDER MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS NOTE. BORROWER AUTHORIZES LENDER TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING SUCH CLAIM. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER AND THE BORROWER HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY

LOAN AND SECURITY AGREEMENT#: 0504010-005

TO MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

THE BORROWER AGREES THAT THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. Venue for any action hereunder or related hereto shall be in any state or Federal court of competent jurisdiction in Cook County, Illinois, and the Borrower submits to the jurisdiction of such courts.

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be signed as of the 8 day of October, 2004.

WINCUP HOLDINGS, INC.

By:	/S/ PAUL D. RIDDER

Name:	Paul D. Ridder

Title:	VP - Corporate Controller